EXHIBIT NO. EX-99.d.1.j


                                                 AMENDMENT NO. 10 TO SCHEDULE A


                                   SCHEDULE A


         UBS RELATIONSHIP FUNDS
         ----------------------

1.       UBS U.S. Large Cap Equity Relationship Fund
2.       UBS International Equity Relationship Fund
3.       UBS U.S. Cash Management Prime Relationship Fund

         This Amendment No. 10 to Schedule A of the Investment Advisory Agreement by and between UBS Relationship Funds (formerly Brinson Relationship Funds) and UBS Global Asset Management (Americas) Inc. (formerly Brinson Partners, Inc.) dated April 26, 1995 has been agreed to as of this 29th day of April, 2004 by the undersigned.


UBS RELATIONSHIP FUNDS                        UBS RELATIONSHIP FUNDS

By: /S/ PAUL H. SCHUBERT                      By: /S/DAVID M. GOLDENBERG
    -------------------------------               ----------------------
    Name:  Paul H. Schubert                   Name:  David M. Goldenberg
    Title: Treasurer and Principal            Title: Vice President and
           Accounting Officer                        Secretary

UBS GLOBAL ASSET MANAGEMENT                   UBS GLOBAL ASSET MANAGEMENT
(AMERICAS) INC.                               (AMERICAS) INC.


By: /S/ROBERT P. WOLFANGEL                    By: /S/AMY R. DOBERMAN
    -------------------------------               ------------------
    Name:  Robert P. Wolfangel                Name:  Amy R. Doberman
    Title: Chief Financial Officer            Title: Managing Director and
                                                     General Counsel